Exhibit 4.2

Marvell Technology Group Ltd.,

as Issuer

and

U.S. Bank National Association,

as Trustee

4.200% Senior Notes due 2023

and

4.875% Senior Notes due 2028

First Supplemental Indenture

Dated as of June 22, 2018

to

Indenture dated as of June 22, 2018

FIRST SUPPLEMENTAL INDENTURE, dated as of June 22, 2018 (“First Supplemental Indenture”), to the Indenture dated as of June 22, 2018 (as amended, modified or supplemented from time to time in accordance therewith, other than with respect to a particular series of debt securities, the “Base Indenture” and, as amended, modified and supplemented by this First Supplemental Indenture, the “Indenture”), by and among Marvell Technology Group Ltd., a Bermuda exempted company (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes:

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of senior debt securities to be issued in one or more series as provided in the Base Indenture;

WHEREAS, the Company has duly authorized the execution and delivery, and desires and has requested the Trustee to join it in the execution and delivery, of this First Supplemental Indenture in order to establish and provide for the issuance by the Company of Securities designated as its 4.200% Senior Notes due 2023 (the “2023 Notes”) and its 4.875% Senior Notes due 2028 (the “2028 Notes” and, together with the 2023 Notes, the “Notes”) on the terms set forth herein;

WHEREAS, the Notes are to be issued in a transaction registered under the Securities Act;

WHEREAS, Section 901 of the Base Indenture provides that a supplemental indenture may be entered into by the parties for such purpose without notice to or the consent of any Holder, provided certain conditions are met;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this First Supplemental Indenture have been met; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid and binding agreement of the parties, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture with respect to the Notes have been done.

NOW, THEREFORE:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101. Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Base Indenture. To the extent terms are defined in both this First Supplemental Indenture and the Base Indenture, the applicable definition in this First Supplemental Indenture shall control. The words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

As used herein, the following terms have the specified meanings:

“2023 Additional Notes” has the meaning specified in Section 304 of this First Supplemental Indenture.

“2028 Additional Notes” has the meaning specified in Section 304 of this First Supplemental Indenture.

“2023 Par Call Date” means May 22, 2023 (the date that is one month prior to the maturity of the 2023 Notes).

“2028 Par Call Date” means March 22, 2028 (the date that is three months prior to the maturity of the 2028 Notes).

“Additional Notes” has the meaning specified in Section 304 of this First Supplemental Indenture.

“Attributable Debt” means, with respect to any sale and leaseback transaction, at the time of determination, the lesser of (1) the fair market value of the Property (as determined in good faith by the Board of Directors) subject to such transaction, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such present value shall be the lesser of (i) the present value determined assuming termination upon the first date such lease may be terminated (in which case the present value shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be terminated), and (ii) the present value assuming no such termination.

“Base Indenture” has the meaning specified in the recitals of this First Supplemental Indenture.

“Cavium Acquisition” means the acquisition by the Company, through Kauai Acquisition Corp., a Delaware corporation, of all the outstanding equity interests of Cavium, Inc., a Delaware corporation, pursuant to the Merger Agreement.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries; (2) the adoption of a plan by the Board of Directors relating to the Company’s liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate of the total voting power of the Company’s Voting Shares or other Voting

Shares into which the Company’s Voting Shares are reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that (x) a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any Affiliates of such person until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act and (y) a transaction will not be deemed to involve a change of control under this clause (3) if (A) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (B)(i) the direct or indirect holders of the Voting Shares of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Shares immediately prior to that transaction and each holder holds substantially the same percentage of Voting Shares of such holding company as such holder held of the Company’s shares immediately prior to that transaction or (ii) the Company’s Voting Shares outstanding immediately prior to such transaction are converted into or exchanged for, a majority of the voting stock of such holding company immediately after giving effect to such transaction; or (4) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Shares of the Company or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company’s Voting Shares outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Shares (measured by voting power) of the surviving person or any direct or indirect parent company of any surviving person immediately after giving effect to such transaction; provided, however, that a merger of the Company with any of its Subsidiaries solely for the purpose of reincorporating the Company in another jurisdiction within the United States shall not constitute a “Change of Control”.

“Change of Control Notice” has the meaning specified in Section 403(a) of this First Supplemental Indenture.

“Change of Control Offer” has the meaning specified in Section 403(a) of this First Supplemental Indenture.

“Change of Control Payment Date” has the meaning specified in Section 403(a) of this First Supplemental Indenture.

“Change of Control Repurchase Event” means, with respect to either series of Notes, the occurrence of both a Change of Control and a Ratings Event.

“Company” means the party named as such in the recitals of this First Supplemental Indenture until a successor replaces it pursuant to the terms and conditions of the Indenture and thereafter means the successor.

“Comparable Treasury Issue” means, with respect to any Notes to be redeemed, the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed pursuant to Section 402 of this First Supplemental Indenture (assuming the 2023 Notes matured on the 2023 Par Call Date, in the case of the 2023 Notes, and the 2028 Notes matured on the 2028 Par Call Date, in the case of the 2028 Notes) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (assuming the 2023 Notes matured on the 2023 Par Call Date, in the case of the 2023 Notes, and the 2028 Notes matured on the 2028 Par Call Date, in the case of the 2028 Notes).

“Comparable Treasury Price” means, with respect to any redemption date pursuant to Section 402 of this First Supplemental Indenture, (1) if the Company obtains four or more applicable Reference Treasury Dealer Quotations, the arithmetic average of the applicable Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations, (2) if the Company obtains fewer than four and more than one applicable Reference Treasury Dealer Quotations, the arithmetic average of all applicable Reference Treasury Dealer Quotations for such redemption date or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total assets less (a) all current liabilities (excluding deferred net revenue) and (b) the value of all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets, all as shown on or reflected in the Company’s most recent consolidated balance sheet (including, without duplication, the notes related thereto) prepared in accordance with GAAP.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Event of Default” has the meaning specified in Section 503 of this First Supplemental Indenture.

“First Supplemental Indenture” has the meaning specified in the recitals of this First Supplemental Indenture.

“Fitch” means Fitch Ratings, Inc. and its successors.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” means, with respect to any Person, indebtedness of such Person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments but not including Non-recourse Obligations), if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Indenture” has the meaning specified in the recitals of this First Supplemental Indenture.

“Independent Investment Banker” means one of the Reference Treasury Dealers, as may be appointed from time to time by the Company; provided, however, that if any Reference Treasury Dealer ceases to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer.

“Initial Notes” has the meaning set forth in Section 301(b) of this First Supplemental Indenture.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or, if applicable, the equivalent investment grade credit rating from any Substitute Rating Agency appointed in accordance with the proviso to the definition of “Rating Agency”.

“Lien” means any mortgage, lien, pledge, charge, or other security interest or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“Merger Agreement” means the Agreement and Plan of Merger, dated as of November 19, 2017, by and among the Company, Kauai Acquisition Corp., a Delaware corporation, and Cavium, Inc., a Delaware corporation, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Non-recourse Obligation” means Indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by the Company or any direct or indirect Subsidiaries of the Company or (2) the financing of a project involving the development or expansion of the properties of the Company or any direct or indirect Subsidiaries of the Company, as to which the obligee with respect to such Indebtedness or obligation has no recourse to the Company or any direct or indirect Subsidiary of the Company or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Notes” has the meaning specified in the recitals of this First Supplemental Indenture.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in the United States of America.

“Property” means (i) any real property or any permanent improvement thereon owned by the Company or any of its Restricted Subsidiaries located in the United States, except such as the Company’s management determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of the Company and its Subsidiaries taken as a whole) not to be of material importance to the business of the Company and its Subsidiaries, taken as a whole, and (ii) the capital stock of any United States Subsidiary that is owned by the Company or any of its Restricted Subsidiaries, in the case of each of clause (i) and (ii), whether now owned or hereafter acquired.

“Rating Agency” means each of Fitch, Moody’s and S&P; provided that if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available, “Rating Agency” shall include a substitute rating agency appointed by the Company that is a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act for such rating agency (a “Substitute Rating Agency”).

“Ratings Event” means that the Notes of the applicable series cease to be rated Investment Grade by at least two of the three Rating Agencies on any day during the Trigger Period. If any of the Rating Agencies is not providing a rating of the Notes of the applicable series on any day during the Trigger Period for any reason (subject, for the avoidance of doubt, to the Company’s right to engage a Substitute Rating Agency as provided herein), the rating of such Rating Agency for the Notes of such series shall be deemed to have ceased to be Investment Grade during the Trigger Period.

“Record Date” has the meaning specified in Section 301(d) of this First Supplemental Indenture.

“Reference Treasury Dealer” means each of Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each of their respective successors, and any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed pursuant to Section 402 of this First Supplemental Indenture, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption calculated as if the Stated Maturity of such Note was the 2023 Par Call Date, in the case of the 2023 Notes, or the 2028 Par Call Date, in the case of the 2028 Notes; provided, however, that if such redemption date is not an interest payment date with respect to such Note, the amount of the next scheduled interest payment thereon shall be reduced by the amount of interest accrued thereon to such redemption date.

“Restricted Subsidiary” means a Subsidiary of the Company of which substantially all of its property is located, or substantially all of its business is conducted, in the United States.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Special Mandatory Redemption” has the meaning specified in Section 401(a) of this First Supplemental Indenture.

“Special Mandatory Redemption Date” has the meaning specified in Section 401(a) of this First Supplemental Indenture.

“Special Mandatory Redemption Event” has the meaning specified in Section 401(a) of this First Supplemental Indenture.

“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Substitute Rating Agency” has the meaning set forth in the definition of “Rating Agency”.

“Treasury Rate” means, with respect to any redemption date pursuant to Section 402 of this First Supplemental Indenture, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that redemption date ) of the applicable Comparable Treasury Issue. In determining this rate, the Independent Investment Banker shall assume a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

“Trigger Period” means the period commencing on the earlier of (a) the first public notice of the occurrence of a Change of Control or (b) the public announcement by the Company of its intention to effect a Change of Control, and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the Notes of the applicable series is under publicly announced consideration for a possible rating downgrade by any of the Rating Agencies, such extension to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible rating downgrade either (x) rates the applicable series of Notes below Investment Grade or (y) publicly announces that it is no longer considering such series of Notes for a possible downgrade).

“Voting Shares” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the shares, interests, participants, rights or other equivalents (however designated) of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 102. Relationship with Base Indenture. The terms and provisions contained in this First Supplemental Indenture will constitute, and are hereby expressly made, a part of the Base Indenture and the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, that the provisions of this First Supplemental Indenture shall apply solely with respect to the 2023 Notes and the 2028 Notes and that, except as expressly supplemented hereby with respect to the 2023 Notes and the 2028 Notes, the Base Indenture shall continue in full force and effect and is in all respects confirmed, ratified and preserved. The Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument. In the event that any provision of this First Supplemental Indenture expressly limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this First Supplemental Indenture shall control.

ARTICLE II

FORM OF NOTES

Section 201. Form of Notes. The 2023 Notes shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of the Indenture. The 2028 Notes shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of the Indenture.

ARTICLE III

THE NOTES

Section 301. Amount; Series; Terms. (a) There is hereby created and designated two separate series of Securities under the Base Indenture: (1) the “4.200% Senior Notes due 2023” and (2) the “4.875% Senior Notes due 2028”. The changes, modifications and supplements to the Base Indenture effected by this First Supplemental Indenture shall be applicable only with respect to, and govern the terms of, each series of Notes, as applicable, and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

(b) The aggregate principal amount of 2023 Notes that initially may be authenticated and delivered under this First Supplemental Indenture (the “Initial 2023 Notes”) shall be limited to $500,000,000, subject to increase as set forth in Section 304 of this First Supplemental Indenture. The aggregate principal amount of 2028 Notes that initially may be authenticated and delivered under this First Supplemental Indenture (the “Initial 2028 Notes” and, together with the Initial 2028 Notes, the “Initial Notes”) shall be limited to $500,000,000, subject to increase as set forth in Section 304 of this First Supplemental Indenture.

(c) The Stated Maturity of the 2023 Notes shall be June 22, 2023. The Stated Maturity of the 2028 Notes shall be June 22, 2028. The Notes shall be payable and may be presented for payment, purchase, redemption, registration of transfer and exchange, without service charge (subject to Section 305 of the Base Indenture), at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office.

(d) The 2023 Notes shall bear interest at the rate of 4.200% per annum beginning on June 22, 2018 or from the most recent interest payment date to or for which interest has been paid or duly provided for, as further provided in the form of 2023 Note annexed hereto as Exhibit A. The 2028 Notes shall bear interest at the rate of 4.875% per annum beginning on June 22, 2018 or from the most recent interest payment date to or for which interest has been paid or duly provided for, as further provided in the form of 2028 Note annexed hereto as Exhibit B. Interest for each series of Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest payment dates for each series of Notes shall be June 22 and December 22 of each year, beginning on December 22, 2018, and the “Record Date” for any interest payable on each such interest payment date shall be the immediately preceding June 7 and December 7, respectively; provided that upon the Stated Maturity of a series of Notes interest shall be payable on such Stated Maturity from the most recent date to which interest has been paid or duly provided, and shall include the required payment of principal or premium, if any; and provided further, that the “Record Date” for any interest, principal, or premium, if any, payable on the Stated Maturity of a series of Notes shall be the immediately preceding June 7. If any interest payment date, Stated Maturity or other payment date with respect to a series of Notes is not a Business Day, the required payment of principal, premium, if any, or interest with respect to such series of Notes shall be due on the next succeeding Business Day as if made on the date that such payment was due, and no interest shall accrue on that payment for the period from and after that interest payment date, Stated Maturity or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day.

(e) Each of the 2023 Notes and the 2028 Notes shall be issued in the form of one or more Global Securities, deposited with the Trustee as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as provided in Section 303 of this First Supplemental Indenture and the Base Indenture.

(f) Payment of principal of and premium, if any, and interest on a Global Security registered in the name of or held by the Depositary or its nominee shall be made in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Security. If the applicable series of Notes are no longer represented by a Global Security, payment of principal, premium, if any, and interest on certificated Securities may, at the Company’s option, be made by (i) check mailed directly to Holders of such series of Notes at their registered addresses or (ii) upon written request of any Holder of at least $5,000,000 principal amount of such series of Notes, wire transfer to an account located in the United States of America maintained by the payee (provided that such request contains the requisite information to make such wire transfer).

(g) The purchase price at which the 2023 Notes were sold to the public on the date hereof was 99.795% of the aggregate principal amount of the 2023 Notes. The purchase price at which the 2028 Notes were sold to the public on the date hereof was 99.976% of the aggregate principal amount of the 2028 Notes.

Section 302. Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 and any multiple of $1,000 in excess thereof.

Section 303. Global Securities. The Notes of each series shall be issued in the form of one or more notes in registered, global form without interest coupons and bearing the legend set forth in Section 202 of the Base Indenture, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as Custodian for the Depositary, and registered in the name of a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee, in each case as provided in the Base Indenture.

Section 304. Additional Notes; Repurchases. The Company may, from time to time, subject to compliance with any other applicable provisions of the Indenture, without notice to or the consent of the Holders of the Notes of the applicable series, create and issue pursuant to the Indenture additional Notes of such series (in the case of the 2023 Notes, the “2023 Additional Notes”, in the case of the 2028 Notes, the “2028 Additional Notes” and, together with the 2028 Additional Notes, the “Additional Notes”) having terms and conditions identical to those of the Initial Notes of the applicable series and ranking equally and ratably with the Initial Notes of the applicable series, except that Additional Notes:

may have a different issue date from the Notes of the applicable series; and

(i) may have a different amount of interest payable on the first interest payment date after issuance than is payable on the Initial Notes of the applicable series (provided, however, that a separate CUSIP number may be assigned for any Additional Notes with a different amount of interest payable on the first interest payment date after issuance than is payable on the Initial Notes of the applicable series, if required by DTC); provided that if such Additional Notes are not fungible with the outstanding Notes of the applicable series for U.S. federal income tax purposes, such Additional Notes shall have one or more separate CUSIP numbers. Such Additional Notes may be consolidated and form a single series with, and shall have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the Initial Notes of the applicable series and shall vote together as one class on all matters with respect to the Notes of such series.

The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), purchase Notes in the open market, negotiated transactions or otherwise, whether by the Company or one or more of its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so purchased (other than Notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation, together with a Company Order to cancel such Notes, and such Notes shall no longer be considered outstanding under the Indenture upon their purchase.

Section 305. No Sinking Fund. The Notes shall not be subject to any sinking fund.

Section 306. Satisfaction and Discharge. The provisions of Section 401 of the Base Indenture shall apply to the Notes.

Section 307. Additional Amounts. The provisions of Section 1005 and 1108 of the Base Indenture shall apply to the Notes.

ARTICLE IV

REDEMPTION OF SECURITIES

Section 401. Special Mandatory Redemption.

(a) In the event the proposed Cavium Acquisition is not consummated on or prior to March 31, 2019, or if the Merger Agreement is terminated any time prior to such date (any of the foregoing, a “Special Mandatory Redemption Event”), then the Company shall be required to redeem each series of the Notes on the Special Mandatory Redemption Date (such redemption, a “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest thereon to, but not including, the Special Mandatory Redemption Date. The “Special Mandatory Redemption Date” shall be a date selected by the Company that is no later than 30 days following any Special Mandatory Redemption Event. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to the registered Holders of such Notes as of the close of business on the relevant Record Dates in accordance with the terms of the Notes of such series and the Indenture.

(b) The Company shall cause the notice of Special Mandatory Redemption to be sent, with a copy to the Trustee, within five Business Days after the occurrence of a Special Mandatory Redemption Event to each Holder.

(c) The notice of Special Mandatory Redemption shall identify the Notes to be redeemed and shall state: (1) the Special Mandatory Redemption Date and (2) the Redemption Price.

(d) If funds sufficient to pay the Special Mandatory Redemption price of the Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee or a Paying Agent on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, such Notes will cease to bear interest.

(e) The provisions of Section 1104 of the Base Indenture shall not apply to Special Mandatory Redemptions of the Notes pursuant to this Section 401 of this First Supplemental Indenture.

Section 402. Optional Redemption. (a) Subject to Section 102 hereof, the provisions of Article XI of the Base Indenture, as supplemented by the provisions of this First Supplemental Indenture, shall apply to the Notes.

(b) At any time before the 2023 Par Call Date, the 2023 Notes shall be redeemable, as a whole at any time or from time to time in part, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the applicable 2023 Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments of such 2023 Notes, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 25 basis points, plus accrued and unpaid interest thereon to, but excluding, the redemption date for such 2023 Notes. The redemption price shall be determined by the Company and the Trustee shall have no duty to verify any such determination made by the Company. On or after the 2023 Par Call Date, the 2023 Notes shall be redeemable, as a whole at any time or from time to time in part, at the Company’s option, at a redemption price equal to 100% of the aggregate principal amount of the applicable Notes to be redeemed, plus in each case, accrued and unpaid interest thereon to, but excluding, the redemption date for such Notes.

(c) At any time before the 2028 Par Call Date, the 2028 Notes shall be redeemable, as a whole at any time or from time to time in part, at the Company’s option, at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the applicable 2028 Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments of such 2028 Notes, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 30 basis points, plus accrued and unpaid interest thereon to, but excluding, the redemption date for such 2028 Notes. The redemption price shall be determined by the Company and the Trustee shall have no duty to verify any such determination made by the Company. On or after the 2028 Par Call Date, the 2028 Notes shall be redeemable, as a whole at any time or from time to time in part, at the Company’s option, at a redemption price equal to 100% of the aggregate principal amount of the applicable Notes to be redeemed, plus in each case, accrued and unpaid interest thereon to, but excluding, the redemption date for such Notes.

(d) Notwithstanding Section 402(b) and Section 402(c) above, installments of interest on a series of Notes that are due and payable on interest payment dates falling on or prior to a redemption date shall be payable on the interest payment date to the registered Holders as of the close of business on the relevant Record Date in accordance with the provisions of such Notes of the applicable series and the Indenture.

(e) On and after the redemption date for the Notes of the applicable series, interest shall cease to accrue on such Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the redemption price and accrued interest, if any. If less than all of the Notes of a series are to be redeemed, the Notes of such series to be redeemed shall be selected pro rata or by lot or by such other method as the Trustee shall deem fair and appropriate (including, in the case of Notes represented by a Global Security, in accordance with the procedures of the Depositary); provided, however, that in no event shall Notes of a principal amount of $2,000 or less be redeemed in part.

(f) Notice of any redemption shall be delivered at least 15 days but not more than 60 days before the redemption date to each Holder of the Notes of the applicable series to be redeemed (with a copy to the Trustee). The Trustee shall, at the Company’s written request (delivered to the Trustee at least five Business Days prior to the date such notice is to be sent (or such shorter period as the Trustee may agree) with a copy of such notice) give the notice of redemption in the Company’s name and at the Company’s expense. Such notice shall state the redemption price (if known) or the formula pursuant to which the redemption price is to be determined if the redemption price cannot be determined at the time the notice is given. If the redemption price cannot be determined at the time such notice is to be given, the actual redemption price, calculated as described above in Section 402(b) or Section 402(c), as applicable, shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the redemption date. Notice of redemption having been given as provided in the Indenture, the Notes called for redemption shall become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. A notice of redemption may, at the Company’s option and discretion, be subject to one or more conditions precedent.

Section 403. Purchase of Notes upon a Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs with respect to a series of Notes, unless the Company shall have exercised its option to redeem the Notes of such series pursuant to Section 402 of this First Supplemental Indenture, each Holder of the Notes of such series shall have the right to require the Company to repurchase all or any part (equal to $2,000 and multiples of $1,000 in excess thereof) of that Holder’s Notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes to be repurchased plus any accrued and unpaid interest on the Notes of such series to, but excluding, the repurchase date. Within 30 days following any Change of Control Repurchase Event with respect to a series of Notes or, at the option of the Company, prior to any Change of Control, but after the public announcement of the Change of Control or event that may constitute the Change of Control, the Company shall deliver a notice (the “Change of Control Notice”) to each Holder of such series of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering (the “Change of Control Offer”) to repurchase the Notes of such series on the repurchase date specified in the notice at the option of the Holders of such series of Notes, which date (the “Change of Control Payment Date”) shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered. The Change of Control Notice shall, if delivered prior to the date of consummation of the Change of Control, state that the Company’s obligation to repurchase the Notes of the applicable series is conditioned on a Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all the Notes or portions of the Notes properly tendered pursuant to the Change of Control Notice;

(ii) deposit with the Paying Agent or tender agent appointed for such purpose an amount equal to the aggregate repurchase price in respect of all the Notes or portions of the Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes being repurchased by the Company.

(c) The Paying Agent or tender agent shall promptly deliver to each Holder of Notes properly tendered the repurchase price for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered.

(d) Notwithstanding the foregoing in this Section 403, the Company shall not be required to make a Change of Control Offer in connection with a Change of Control Repurchase Event if a third party makes such an offer in connection with such Change of Control Repurchase Event in the manner and at the times required and otherwise in compliance with the requirements for such a Change of Control Offer made by the Company, and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(e) If Holders of not less than 95% in aggregate principal amount of a series of Notes then outstanding validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company pursuant to Section 403(d) above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 30 days nor more than 60 days’ prior written notice to the Holders of such series of Notes (with a copy to the Trustee), given not more than 30 days following such purchase pursuant to the Change of Control Offer described in Section 403(b) above, to redeem all Notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding the redemption date (subject to the right of Holders of record on a Record Date to receive interest on the relevant interest payment date).

(f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with any repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent the provisions of any such securities laws or regulations conflict with this Section 403, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under this Section 403 by virtue thereof; provided that the Company otherwise uses commercially reasonable efforts to permit Holders to exercise their rights and to fulfill its obligations in the time and in the manner specified in this Section 403 to the extent permitted by such securities laws or regulations.

ARTICLE V

COVENANTS AND REMEDIES

Section 501. Limitation on Liens. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or incur any Lien upon any Property of the Company or any of its Restricted Subsidiaries (whether now existing or owned or hereafter created or acquired), in order to secure any Indebtedness or guarantees of the Company or any of its Subsidiaries unless prior to or at the same time, the Notes (together with, at the Company’s option, any other Indebtedness or guarantees of the Company or any of its Subsidiaries ranking equally in right of payment with the Notes) are equally and ratably secured with or, at the Company’s option, prior to, such secured Indebtedness or guarantees, until such time as such Indebtedness or guarantees are no longer secured by such Lien or such Property is no longer owned by the Company or any of its Restricted Subsidiaries.

(b) The foregoing restriction in Section 501(a) above shall not apply to:

(1) Liens existing with respect to any Person at the time such Person becomes a direct or indirect Subsidiary of the Company, provided that such Lien was not incurred in anticipation of such Person becoming a Subsidiary;

(2) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by the Company or any of its Subsidiaries of any Person then owning such Property, provided that such Lien was not incurred in anticipation of such acquisition;

(3) Liens securing Indebtedness of the Company or any of its Subsidiaries owing to the Company or any of its Subsidiaries;

(4) Liens existing on the date of issuance of the Initial Notes (excluding any Additional Notes);

(5) Liens on Property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries, at the time such Person becomes a Subsidiary of the Company, or at the time of a sale, lease or other disposition of all or substantially all of the Properties of a Person to the Company or any of its Subsidiaries, provided that such Lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction;

(6) Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(7) Liens created to secure both series of the Notes;

(8) Liens imposed by law or arising by operation of law, such as materialmens’, workmen or repairmen, carriers’, warehousemen’s and mechanic’s Liens and other similar Liens, in each case for sums not yet overdue by more than 90 calendar days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(9) Liens for taxes, assessments or other governmental charges or levies on Property not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(10) Liens to secure the performance of obligations with respect to statutory or regulatory requirements, bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance or return of money bonds and other obligations of a like nature;

(11) pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and Liens of judgment thereunder which are not currently dischargeable, or deposits to secure public or statutory obligations, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(12) Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ Liens and other similar Liens none of which interfere materially with the use of the Property covered thereby in the ordinary course of business and which do not, in the Company’s opinion, materially detract from the value of such Properties;

(13) Liens in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the Property subject to such Liens;

(14) Liens securing Indebtedness incurred to finance the construction, acquisition (including acquisition through merger or consolidation), purchase or lease of, or repairs, improvements or additions to, Property (including shares of capital stock), plant or equipment of the Company or its Restricted Subsidiaries; provided, however, that the Lien shall not extend to any other Property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred (other than Property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien shall not be incurred more than 18 months after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the Property subject to the Lien; provided further, however, that individual financings of equipment or other fixed or capital assets otherwise permitted to be secured under the Indenture provided by any Person (or its Affiliates) may be cross-collateralized to other such financings provided by such Person (or its Affiliates);

(15) Liens incurred to secure cash or investment management or custodial services in the ordinary course of business or on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(16) Liens securing Hedging Obligations designed to protect the Company from fluctuations in interest rates, currencies, equities or the price of commodities and not for speculative purposes;

(17) Liens securing reimbursement obligations with respect to commercial letters of credit in the ordinary course of business that encumber cash, documents and other Property relating to such letters of credit and proceeds thereof;

(18) in connection with the sale or transfer of any equity interests or other assets in a consolidation, merger or sale of assets transaction permitted under the Indenture, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(19) Liens on Property incurred in connection with any transaction permitted under Section 502 below; or

(20) any extensions, renewals, refinancing or replacements of any Lien referred to in clauses (1) through (19) above without increase of the principal of the Indebtedness secured by such Lien (except to the extent of any fees or other costs associated with any such extension, renewal or replacement); provided, however, that any Liens permitted by any of clauses (1) through (19) above shall not extend to or cover any Property of the Company or any of its Subsidiaries, as the case may be, other than the Property specified in such clauses and improvements to such Property.

(c) Notwithstanding the restrictions set forth in Section 501(a) above, the Company and its Restricted Subsidiaries shall be permitted to incur Indebtedness secured by Liens which would otherwise be subject to the restrictions set forth in Section 501(a) above without equally and ratably securing the Notes; provided that, after giving effect to such Indebtedness and the retirement of any Indebtedness secured by Liens (other than Liens described in clauses (1) through (20) of Section 501(b) above) that is being retired substantially concurrently with such incurrence, the aggregate amount of all Indebtedness secured by Liens (not including Liens permitted under clauses (1) through (20) of Section 501(b) above), together with all Attributable Debt outstanding pursuant to Section 502(b) below, does not exceed 15% of the Company’s Consolidated Net Tangible Assets. The Company and its Restricted Subsidiaries also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

Section 502. Limitation on Sale and Leaseback Transactions. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

(1) such transaction was entered into prior to the date of issuance of the Initial Notes of each series;

(2) such transaction was for the sale and leasing back to the Company or any of its wholly-owned Subsidiaries of any Property by the Company or a Restricted Subsidiary;

(3) such transaction involves a lease for not more than five years (or which may be terminated by the Company or its Subsidiaries within a period of not more than five years);

(4) such transaction involves the sale and leaseback of the Company’s property listed below:

Marvell Semiconductor, Inc.

Santa Clara United States Headquarters

5488 Marvell Lane

Santa Clara, CA 95054

(5) the Company would be entitled to incur Indebtedness secured by a Lien with respect to such sale and leaseback transaction without equally and ratably securing the Notes pursuant to Section 501(b) of this First Supplemental Indenture (except with respect to a Lien permitted by Section 501(b)(19) of this First Supplemental Indenture); or

(6) the Company applies (or to the extent the proceeds are received directly by any of the Restricted Subsidiaries, such Restricted Subsidiary applies) an amount equal to the net proceeds from the sale of such Property to the purchase of other Property or assets used or useful in the Company’s or such Restricted Subsidiary’s business or to the retirement of Indebtedness that is pari passu in right of payment with the Notes within 365 days before or after the effective date of any such sale and leaseback transaction, provided that, in lieu of applying such amount to the retirement of pari passu Indebtedness, the Company may deliver Notes with an aggregate outstanding amount equal to such net proceeds to the Trustee for cancellation as provided in Section 304 of this First Supplemental Indenture.

(b) Notwithstanding the restrictions set forth in Section 502(a) above, the Company and its Restricted Subsidiaries may enter into any sale and leaseback transaction that would otherwise be subject to the restrictions set forth in Section 502(a) above, if after giving effect thereto the aggregate amount of all Attributable Debt with respect to such transactions (not including Attributable Debt permitted under clauses (1) through (6) of Section 502(a) above), together with all Indebtedness outstanding pursuant to Section 501(c) of this First Supplemental Indenture, does not exceed 15% of the Company’s Consolidated Net Tangible Assets.

Section 503. Events of Default. (a) Section 501 of the Base Indenture shall not apply to the Notes. Instead, each of the following events shall be an “Event of Default” with respect to each series of Notes:

(1) default in the payment of any installment of interest on any Note of such series when due and payable, and the continuance of that default for 30 days;

(2) default in the payment of the principal of, or any premium on, any Note of such series when due and payable (whether at its Stated Maturity, upon redemption or otherwise);

(3) a failure by the Company to repurchase Notes of such series tendered for repurchase following the occurrence of a Change of Control Repurchase Event with respect to such series of Notes in conformity with Section 403 of this First Supplemental Indenture;

(4) failure to observe or perform any other covenant or agreement in respect of such series of Notes, which failure continues for 90 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of outstanding Notes of such series (including any Additional Notes of such series), requiring the Company to remedy the same;

(5) (i) a failure to make any payment at maturity, including any applicable grace period, on any of the Company’s Indebtedness (other than Indebtedness the Company owes to any of its Subsidiaries) outstanding in an amount in excess of $100,000,000 or (ii) a default on any of the Company’s Indebtedness (other than Indebtedness the Company owes to any of its Subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of $100,000,000 without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (i) or (ii) above, for a period of 30 days after written notice thereof to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of outstanding Notes of a series (including any Additional Notes of such series); provided, however, that if any failure, default or acceleration referred to in clause (i) or (ii) above ceases or is cured, waived, rescinded or annulled, then the Event of Default shall be deemed cured;

(6) the Company pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors or (v) admits in writing its inability to generally pay its debts as such debts become due; or takes any comparable action under any foreign laws relating to insolvency;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property or (iii) orders the winding up or liquidation of the Company; or any similar relief is granted under any foreign laws; and the order or decree remains unstayed and in effect for 60 days; and

(8) failure to complete a Special Mandatory Redemption required under Section 401 of this First Supplemental Indenture.

(b) A notice of Default with respect to any Default given by the Trustee or Holders under this Section must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

Section 504. References in Base Indenture. References to “Section 501(4) or Section 501(5),” and “Section 501(3)” in the Base Indenture shall be deemed to refer to “Section 503(a)(6) or Section 503(a)(7)” and “Section 503(a)(4)” of this First Supplemental Indenture, respectively.

ARTICLE VI

DEFEASANCE

Section 601. Covenant Defeasance. In addition to the covenants specified in Section 1303 of the Base Indenture, the Company may omit to comply with respect to a series of Notes with any term, provision or condition set forth in Sections 403, 501 and 502 of this First Supplemental Indenture by complying with the requirements of Section 1303 of the Base Indenture in respect of such series.

ARTICLE VII

MISCELLANEOUS

Section 701. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 702. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 703. Recitals by the Company. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. All of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Jean Hu
Name: Jean Hu
Title: Chief Financial Officer

[Signature Page – First Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Andrew Fung
Name: Andrew Fung
Title: Vice President

[Signature Page – First Supplemental Indenture]

EXHIBIT A

FORM OF 2023 NOTE

(FACE OF NOTE)

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

MARVELL TECHNOLOGY GROUP LTD.

4.200% Senior Notes due 2023

No.	CUSIP No.: 57385L AA6 ISIN No.: US57385LAA61 Initially $

MARVELL TECHNOLOGY GROUP LTD., a Bermuda exempted company, promises to pay to CEDE & CO., or registered assigns, the principal sum set forth on the Schedule of Exchanges of Securities attached hereto on June 22, 2023.

Interest payment dates: June 22 and December 22.

Record Dates: June 7 and December 7.

Additional provisions of this Security are set forth on the reverse hereof.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

MARVELL TECHNOLOGY GROUP LTD.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

MARVELL TECHNOLOGY GROUP LTD.

4.200% Senior Notes due 2023

(1) Interest. Marvell Technology Group Ltd., a Bermuda exempted company (such corporation, and its successors and assigns under the Indenture referred to below, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the interest rate per annum shown above. The Company shall pay interest semiannually in arrears on June 22 and December 22 of each year, beginning on December 22, 2018. Interest on the Securities shall accrue from the most recent interest payment date to or for which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from June 22, 2018. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(2) Method of Payment. The Company shall pay interest on the Securities (except Defaulted Interest) to the persons who are registered Holders of Securities at the close of business on the Record Date immediately preceding the interest payment date even though such Securities are canceled after the Record Date and on or before the interest payment date. Holders of certificated Securities must surrender certificated Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payment of principal of and premium, if any, and interest on this Note shall be made in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of this Global Security.

(3) Paying Agent, Transfer Agent and Securities Registrar. Initially, U.S. Bank National Association, a national banking association, as trustee under the Indenture (the “Trustee”), shall act as Paying Agent, transfer agent and Securities Registrar. The Company may change any Paying Agent, transfer agent, Securities Registrar or co-registrar without notice to the Holders. The Company may act as Paying Agent, transfer agent, Securities Registrar or co-registrar.

(4) Indenture. This Note is a “Security” and the Notes are “Securities” under the Indenture (as defined below). The Company issued the Securities under an Indenture dated as of June 22, 2018 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of June 22, 2018 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case between the Company and the Trustee. The Securities are unsecured general obligations of the Company and constitute the “4.200% Senior Notes due 2023”, initially limited to $500,000,000 in aggregate principal amount. The Notes are not guaranteed by any Person. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the “TIA”). Capitalized terms used herein but not defined herein are used as defined in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) Special Mandatory Redemption. In the event the proposed Cavium Acquisition is not consummated on or prior to March 31, 2019, or if the Merger Agreement is terminated any time prior to such date (any of the foregoing, a “Special Mandatory Redemption Event”), then the Company shall be required to redeem the Securities on the Special Mandatory Redemption Date (such redemption, a “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the Securities plus accrued and unpaid interest thereon to, but not including, the Special Mandatory Redemption Date. The “Special Mandatory Redemption Date” shall be a date selected by the Company that is no later than 30 days following any Special Mandatory Redemption Event. Notwithstanding the foregoing, installments of interest on Securities that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to the registered Holders of such Securities as of the close of business on the relevant Record Dates in accordance with the terms of the Securities and the Indenture.

The Company shall cause the notice of Special Mandatory Redemption to be sent, with a copy to the Trustee, within five Business Days after the occurrence of a Special Mandatory Redemption Event to each Holder.

If funds sufficient to pay the Special Mandatory Redemption price of the Securities to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee or a Paying Agent on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, such Securities will cease to bear interest.

(6) Optional Redemption. The Company may redeem the Securities in whole at any time or from time to time in part prior to their Stated Maturity, at its option, pursuant to the following terms:

(a) At any time before May 22, 2023, the redemption price shall be equal to the greater of (i) 100% of the aggregate principal amount of the Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments of such Securities, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 25 basis points, plus accrued and unpaid interest thereon to, but excluding, the redemption date. The redemption price shall be determined by the Company and the Trustee shall have no duty to verify any such determination made by the Company.

(b) At any time on or after May 22, 2023, the redemption price shall be equal to 100% of the aggregate principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on Securities that are due and payable on interest payment dates falling on or prior to a redemption date shall be payable on the interest payment date to the registered Holders as of the close of business on the relevant Record Date in accordance with the provisions of the Securities and the Indenture.

On and after the redemption date for the Securities, interest shall cease to accrue on such Securities or any portion thereof called for redemption, unless the Company defaults in the payment of the redemption price and accrued interest, if any. On or before the redemption date for the Securities, the Company shall deposit with the Trustee or a Paying Agent funds sufficient to pay the redemption price of the Securities to be redeemed on the redemption date, and (except if the redemption date shall be an interest payment date) accrued interest, if any. If less than all of the Securities are to be redeemed, the Securities to be redeemed shall be selected pro rata or by lot or by such method as the Trustee shall deem fair and appropriate, in accordance with the procedures of the Depositary; provided, however, that in no event shall Securities of a principal amount of $2,000 or less be redeemed in part.

Notice of any redemption shall be delivered at least 15 days but not more than 60 days before the redemption date to each Holder of the Securities to be redeemed (with a copy to the Trustee). The Trustee shall, at the Company’s written request (delivered to the Trustee at least five Business Days prior to the date such notice is to be sent (or such shorter period as the Trustee may agree) with a copy of such notice) give the notice of redemption in the Company’s name and at the Company’s expense. Such notice shall state the redemption price (if known) or the formula pursuant to which the redemption price is to be determined if the redemption price cannot be determined at the time the notice is given. If the redemption price cannot be determined at the time such notice is to be given, the actual redemption price, calculated as set forth in the Indenture, shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the redemption date. Notice of redemption having been given as provided in the Indenture, the Securities called for redemption shall become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

(7) Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs with respect to the Securities, unless the Company shall have exercised its option pursuant to Section (6) hereof to redeem the Securities, each Holder of the Securities shall have the right to require the Company to repurchase all or any part (equal to $2,000 and multiples of $1,000 in excess thereof) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities to be repurchased plus any accrued and unpaid interest on such Securities to, but excluding, the repurchase date.

Within 30 days following any Change of Control Repurchase Event with respect to the Securities or, at the option of the Company, prior to any Change of Control, but after the public announcement of the Change of Control or event that may constitute the Change of Control, the Company shall deliver a notice (the “Change of Control Notice”) to each Holder of the Securities, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering (the “Change of Control Offer”) to repurchase such Securities on the repurchase date specified in the notice at the option of the Holders, which date (the “Change of Control Payment Date”) shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered. The Change of Control Notice shall, if delivered prior to the date of consummation of the Change of Control, state that the Company’s obligation to repurchase the Securities is conditioned on a Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all the Securities or portions of the Securities properly tendered pursuant to the Change of Control Notice;

(ii) deposit with the Paying Agent or tender agent appointed for such purpose an amount equal to the aggregate repurchase price in respect of all the Securities or portions of the Securities properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of the Securities being repurchased by the Company.

If Holders of not less than 95% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company pursuant to Section 403(d) of the First Supplemental Indenture, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 30 nor more than 60 days’ prior written notice to the Holders of the Securities (with a copy to the trustee), given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on a Record Date to receive interest on the relevant interest payment date).

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with any repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent the provisions of any such securities laws or regulations conflict with this Section (7), the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under this Section (7) by virtue thereof; provided that the Company otherwise uses commercially reasonable efforts to permit Holders to exercise their rights and to fulfill its obligations in the time and in the manner specified in this Section (7) to the extent permitted by such securities laws or regulations.

(8) Denominations; Transfer; Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and any multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company shall not be required (A) to transfer or exchange any Securities subject to redemption during a period beginning at the opening of business 15 days before the day of the electronic delivery or mailing of a notice of redemption and ending at the close of business on the day of such electronic delivery or mailing or (B) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(9) Defeasance. Subject to certain conditions as provided in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal and interest on the Securities to their Stated Maturity.

(10) Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes, except that interest (other than Defaulted Interest) shall be paid to the Person that was the registered Holder on the relevant Record Date for such payment of interest.

(11) Amendments and Waivers. Subject to certain exceptions, (i) the Indenture or the Securities may be amended or supplemented with respect to this series with the consent of the Holders of a majority in principal amount of the Securities; and (ii) any existing default with respect to the Securities may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Holder of this series, the Indenture or the Securities may be amended or supplemented in accordance with Section 901 of the Base Indenture to, among other things, cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Holders of this series or to provide for uncertificated Securities, to provide for guarantees with respect to, or security for, the Securities, or to comply with amendments to the TIA or to add additional covenants, or to surrender any right or power conferred upon the Company, or to make any change that does not adversely affect the rights of any Holder of this series.

(12) Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the Securities may, by notice in writing to the Company (and the Trustee if given by the Holders), declare all the Securities to be due and payable immediately. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require security or indemnity before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Trustee may withhold from Holders of this series notice of any Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

(13) Trustee Dealings with Company. Subject to the provisions of the TIA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee. The Trustee shall initially be U.S. Bank National Association.

(14) No Recourse Against Others. A director, officer, incorporator or shareholder, as such, past, present or future of the Company or any successor corporation of the Company, shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

(15) Authentication. This Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) Governing Law. THIS SECURITY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities. No representation is made as to the accuracy of such numbers (or as to the accuracy of ISIN numbers or similar numbers) as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE, WHICH HAS IN IT THE TEXT OF THIS SECURITY, IN TWELVE-POINT TYPE. REQUESTS MAY BE MADE TO: Marvell Technology Group Ltd., Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, fax number: (441) 295 3328, Attention: Secretary.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. No.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF SECURITIES

The initial principal amount of this Global Security is                  DOLLARS ($                ). The following exchanges of a part of this Global Security for certificated Securities or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee

REPURCHASE EXERCISE NOTICE UPON A CHANGE OF CONTROL REPURCHASE EVENT

To: Marvell Technology Group Ltd.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Marvell Technology Group Ltd. (the “Company”) as to the occurrence of a Change of Control Repurchase Event with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay, an amount in cash equal to 101% of the aggregate principal amount of the Securities, or the portion thereof (which is $2,000 principal amount or a multiple of $1,000 in excess thereof) below designated, to be repurchased plus interest accrued and unpaid to, but excluding, the repurchase date, except as provided in the Indenture. The undersigned hereby agrees that the Securities will be repurchased as of the Change of Control Payment Date pursuant to the terms and conditions thereof and the Indenture.

Dated:

Signature:

Principal amount to be repurchased (at least $2,000 or a multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase:

By:
Authorized Signatory

EXHIBIT B

FORM OF 2028 NOTE

(FACE OF NOTE)

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

MARVELL TECHNOLOGY GROUP LTD.

4.875% Senior Notes due 2028

No.	CUSIP No.: 57385L AB4 ISIN No.: US57385LAB45 Initially $

MARVELL TECHNOLOGY GROUP LTD., a Bermuda exempted company, promises to pay to CEDE & CO., or registered assigns, the principal sum set forth on the Schedule of Exchanges of Securities attached hereto on June 22, 2028.

Interest payment dates: June 22 and December 22.

Record Dates: June 7 and December 7.

Additional provisions of this Security are set forth on the reverse hereof.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

MARVELL TECHNOLOGY GROUP LTD.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

MARVELL TECHNOLOGY GROUP LTD.

4.875% Senior Notes due 2028

(1) Interest. Marvell Technology Group Ltd., a Bermuda exempted company (such corporation, and its successors and assigns under the Indenture referred to below, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the interest rate per annum shown above. The Company shall pay interest semiannually in arrears on June 22 and December 22 of each year, beginning on December 22, 2018. Interest on the Securities shall accrue from the most recent interest payment date to or for which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from June 22, 2018. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(2) Method of Payment. The Company shall pay interest on the Securities (except Defaulted Interest) to the persons who are registered Holders of Securities at the close of business on the Record Date immediately preceding the interest payment date even though such Securities are canceled after the Record Date and on or before the interest payment date. Holders of certificated Securities must surrender certificated Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payment of principal of and premium, if any, and interest on this Note shall be made in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of this Global Security.

(3) Paying Agent, Transfer Agent and Securities Registrar. Initially, U.S. Bank National Association, a national banking association, as trustee under the Indenture (the “Trustee”), shall act as Paying Agent, transfer agent and Securities Registrar. The Company may change any Paying Agent, transfer agent, Securities Registrar or co-registrar without notice to the Holders. The Company may act as Paying Agent, transfer agent, Securities Registrar or co-registrar.

(4) Indenture. This Note is a “Security” and the Notes are “Securities” under the Indenture (as defined below). The Company issued the Securities under an Indenture dated as of June 22, 2018 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of June 22, 2018 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case between the Company and the Trustee. The Securities are unsecured general obligations of the Company and constitute the “4.875% Senior Notes due 2028”, initially limited to $500,000,000 in aggregate principal amount. The Notes are not guaranteed by any Person. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the “TIA”). Capitalized terms used herein but not defined herein are used as defined in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) Special Mandatory Redemption. In the event the proposed Cavium Acquisition is not consummated on or prior to March 31, 2019, or if the Merger Agreement is terminated any time prior to such date (any of the foregoing, a “Special Mandatory Redemption Event”), then the Company shall be required to redeem the Securities on the Special Mandatory Redemption Date (such redemption, a “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the Securities plus accrued and unpaid interest thereon to, but not including, the Special Mandatory Redemption Date. The “Special Mandatory Redemption Date” shall be a date selected by the Company that is no later than 30 days following any Special Mandatory Redemption Event. Notwithstanding the foregoing, installments of interest on Securities that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to the registered Holders of such Securities as of the close of business on the relevant Record Dates in accordance with the terms of the Securities and the Indenture.

The Company shall cause the notice of Special Mandatory Redemption to be sent, with a copy to the Trustee, within five Business Days after the occurrence of a Special Mandatory Redemption Event to each Holder.

If funds sufficient to pay the Special Mandatory Redemption price of the Securities to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee or a Paying Agent on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, such Securities will cease to bear interest.

(6) Optional Redemption. The Company may redeem the Securities in whole at any time or from time to time in part prior to their Stated Maturity, at its option, pursuant to the following terms:

(a) At any time before March 22, 2028, the redemption price shall be equal to the greater of (i) 100% of the aggregate principal amount of the Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments of such Securities, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 30 basis points, plus accrued and unpaid interest thereon to, but excluding, the redemption date. The redemption price shall be determined by the Company and the Trustee shall have no duty to verify any such determination made by the Company.

(b) At any time on or after March 22, 2028, the redemption price shall be equal to 100% of the aggregate principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on Securities that are due and payable on interest payment dates falling on or prior to a redemption date shall be payable on the interest payment date to the registered Holders as of the close of business on the relevant Record Date in accordance with the provisions of the Securities and the Indenture.

On and after the redemption date for the Securities, interest shall cease to accrue on such Securities or any portion thereof called for redemption, unless the Company defaults in the payment of the redemption price and accrued interest, if any. On or before the redemption date for the Securities, the Company shall deposit with the Trustee or a Paying Agent funds sufficient to pay the redemption price of the Securities to be redeemed on the redemption date, and (except if the redemption date shall be an interest payment date) accrued interest, if any. If less than all of the Securities are to be redeemed, the Securities to be redeemed shall be selected pro rata or by lot or by such method as the Trustee shall deem fair and appropriate, in accordance with the procedures of the Depositary; provided, however, that in no event shall Securities of a principal amount of $2,000 or less be redeemed in part.

Notice of any redemption shall be delivered at least 15 days but not more than 60 days before the redemption date to each Holder of the Securities to be redeemed (with a copy to the Trustee). The Trustee shall, at the Company’s written request (delivered to the Trustee at least five Business Days prior to the date such notice is to be sent (or such shorter period as the Trustee may agree) with a copy of such notice) give the notice of redemption in the Company’s name and at the Company’s expense. Such notice shall state the redemption price (if known) or the formula pursuant to which the redemption price is to be determined if the redemption price cannot be determined at the time the notice is given. If the redemption price cannot be determined at the time such notice is to be given, the actual redemption price, calculated as set forth in the Indenture, shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the redemption date. Notice of redemption having been given as provided in the Indenture, the Securities called for redemption shall become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

(7) Change of Control Repurchase Event. If a Change of Control Repurchase Event occurs with respect to the Securities, unless the Company shall have exercised its option pursuant to Section (6) hereof to redeem the Securities, each Holder of the Securities shall have the right to require the Company to repurchase all or any part (equal to $2,000 and multiples of $1,000 in excess thereof) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities to be repurchased plus any accrued and unpaid interest on such Securities to, but excluding, the repurchase date.

Within 30 days following any Change of Control Repurchase Event with respect to the Securities or, at the option of the Company, prior to any Change of Control, but after the public announcement of the Change of Control or event that may constitute the Change of Control, the Company shall deliver a notice (the “Change of Control Notice”) to each Holder of the Securities, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering (the “Change of Control Offer”) to repurchase such Securities on the repurchase date specified in the notice at the option of the Holders, which date (the “Change of Control Payment Date”) shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered. The Change of Control Notice shall, if delivered prior to the date of consummation of the Change of Control, state that the Company’s obligation to repurchase the Securities is conditioned on a Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all the Securities or portions of the Securities properly tendered pursuant to the Change of Control Notice;

(ii) deposit with the Paying Agent or tender agent appointed for such purpose an amount equal to the aggregate repurchase price in respect of all the Securities or portions of the Securities properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of the Securities being repurchased by the Company.

If Holders of not less than 95% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company pursuant to Section 403(d) of the First Supplemental Indenture, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company shall have the right, upon not less than 30 nor more than 60 days’ prior written notice to the Holders of the Securities (with a copy to the trustee), given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on a Record Date to receive interest on the relevant interest payment date).

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with any repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent the provisions of any such securities laws or regulations conflict with this Section (7), the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under this Section (7) by virtue thereof; provided that the Company otherwise uses commercially reasonable efforts to permit Holders to exercise their rights and to fulfill its obligations in the time and in the manner specified in this Section (7) to the extent permitted by such securities laws or regulations.

(8) Denominations; Transfer; Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and any multiple of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company shall not be required (A) to transfer or exchange any Securities subject to redemption during a period beginning at the opening of business 15 days before the day of the electronic delivery or mailing of a notice of redemption and ending at the close of business on the day of such electronic delivery or mailing or (B) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(9) Defeasance. Subject to certain conditions as provided in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal and interest on the Securities to their Stated Maturity.

(10) Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes, except that interest (other than Defaulted Interest) shall be paid to the Person that was the registered Holder on the relevant Record Date for such payment of interest.

(11) Amendments and Waivers. Subject to certain exceptions, (i) the Indenture or the Securities may be amended or supplemented with respect to this series with the consent of the Holders of a majority in principal amount of the Securities; and (ii) any existing default with respect to the Securities may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Holder of this series, the Indenture or the Securities may be amended or supplemented in accordance with Section 901 of the Base Indenture to, among other things, cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Holders of this series or to provide for uncertificated Securities, to provide for guarantees with respect to, or security for, the Securities, or to comply with amendments to the TIA or to add additional covenants, or to surrender any right or power conferred upon the Company, or to make any change that does not adversely affect the rights of any Holder of this series.

(12) Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the Securities may, by notice in writing to the Company (and the Trustee if given by the Holders), declare all the Securities to be due and payable immediately. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require security or indemnity before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Trustee may withhold from Holders of this series notice of any Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

(13) Trustee Dealings with Company. Subject to the provisions of the TIA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee. The Trustee shall initially be U.S. Bank National Association.

(14) No Recourse Against Others. A director, officer, incorporator or shareholder, as such, past, present or future of the Company or any successor corporation of the Company, shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

(15) Authentication. This Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) Governing Law. THIS SECURITY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities. No representation is made as to the accuracy of such numbers (or as to the accuracy of ISIN numbers or similar numbers) as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE, WHICH HAS IN IT THE TEXT OF THIS SECURITY, IN TWELVE-POINT TYPE. REQUESTS MAY BE MADE TO: Marvell Technology Group Ltd., Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, fax number: (441) 295 3328, Attention: Secretary.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. No.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                  agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Securities Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF SECURITIES

The initial principal amount of this Global Security is                  DOLLARS ($                ). The following exchanges of a part of this Global Security for certificated Securities or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee

REPURCHASE EXERCISE NOTICE UPON A CHANGE OF CONTROL REPURCHASE EVENT

To: Marvell Technology Group Ltd.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Marvell Technology Group Ltd. (the “Company”) as to the occurrence of a Change of Control Repurchase Event with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay, an amount in cash equal to 101% of the aggregate principal amount of the Securities, or the portion thereof (which is $2,000 principal amount or a multiple of $1,000 in excess thereof) below designated, to be repurchased plus interest accrued and unpaid to, but excluding, the repurchase date, except as provided in the Indenture. The undersigned hereby agrees that the Securities will be repurchased as of the Change of Control Payment Date pursuant to the terms and conditions thereof and the Indenture.

Dated:

Signature:

Principal amount to be repurchased (at least $2,000 or a multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase:

By:
Authorized Signatory